SwiftSift

SwiftSift Gets Your Plans Out of the Group Chat


Swif
Group Chat
Yard House

$99 minimum investment

DEADLINE: February 12, 2027

in 3 months

OFFERING AMOUNT

$1,200,000

SECURITY TYPE

SAFE

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Michael Novielli

CEO & Co-founder

LinkedIn

Co-founded int'l investment firm Dutchess Capital in 1996. 30 years, $1B, 300+ companies. Advised companies through growth, distress and M&A; Tech, AI, Business Services sectors; Author: 'The WIZ Values: How to Avoid Small Business Failure and Thrive.'



Jeffrey Bobby

CXO & Co-Founder

LinkedIn

Biz dev, customer experience, and operations management from startup with several of Charleston, SC's most recognized hospitality venues, including top-rated Ritual Rooftop and The Mills House Hotel Rooftop. Served honorably in the United States military.

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Ajmal Amir

Chief Software Engineer

LinkedInLinkedIn

MS Degree-AI, Gaming & Robotics, UNC Charlotte. Hands-on experience in software engineering, AI/ML, and full-stack development. Built production-ready applications ranging from AI-powered mobile apps and large-scale projects.



Fred Cary

Chief Strategist

LinkedIn, fredcary.com

4 successful exits as CEO - Path 1 Network, Boxlot, City Loan, Imagine Comms. Small business thought leader. +25 years' experience as senior executive, strategic consultant. Proven track record building global companies, startup through exit by IPO or M&A.



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Chief Product Officer

LinkedIn

Co-founder 6 startups. CTO, CPO, Board Member, Advisor, Investor, +25 years' experience: Tech, AI, Mobile Apps. Venture firm affiliate. Overseas teams in India, Ukraine, Pakistan, & Portugal. Companies include Cloud9, Relevance, Certive, EMC, and Banter.



Joe Zappulla

CFO

LinkedIn

35 yrs. Wall Street exp: DLJ Institutional Sales Mgmt; SG Warburg U.S. Equities Leadership; Restructured Mabon Securities; Founded Grannus Financial - strategic planning, financial modeling & performance, corporate restructuring, operational efficiency.

MEMO

THE WALL STREET JOURNAL.

LIFESTYLE | RELATIONSHIPS | FAMILY & TECH: JULIE JARGON

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From Dubai to Destin, the meandering text thread bore more futility than fruit, and that was before



Group chats create ideas - not decisions

Every day, the same thing happens.

Someone messages the group about the next plan. Someone responds, "I'm down for anything", or 50 messages, 10 links and two polls later, nothing is decided and the plan dies.

It happens so often - not because people aren't interested in experiences, but because there is no decision-making mechanism in place.

Social planning has moved into the group chat.

Every meetup, event, trip, activity, day or night out, and reservation, begins with a group decision.

But the platforms where people communicate were never designed to help groups make decisions.

Current solutions are fragmented

Chat apps (iMessage, WhatsApp, GroupMe)

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Booking platforms (OpenTable, Airbnb, Eventbrite)

- Enable transactions, last mile
- Not built for group coordination and decisions

No platform connects conversation → decision → booking

We believe the infrastructure to solve this problem at scale did not exist...*until now.*


10:17
5G+ 69
Group Chat
Group Name
Be done around 730
7d
Bob Viani
Best Italian food in Stamford ct
4d
Okay sounds good I'll check now
13m
Best Italian food
13m
Here's what I found
Tap here to see all cards
Modern Italian
4.5/5
Budget: $ Prices Vary
2
0
4.5/5
1

Invest



Netcapital

SwiftSift helps groups decide.

Start a group chat, search inside the chat for what you'd like to do, customized results with images and information based on all users' profiles appear in the chat, everyone reviews the options and votes, and the decision is made.

Discover. Vote. Book. Done.

All in one place.


2:20
Group Chat
SwiftSift Team
Tap here to see all cards
View all on Map
Myrtle Beach National
4.5/5
Budget: $ Prices Vary
0
1
Let's check Hilton Head
Ajmal Amir
Search or Chat
I
The
I'm

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museums, parks, points of interest, boat charters, and more - matched to the group's preferences

SwiftSift is one of the first platforms built specifically for group social decision-making end-to-end:

- discovery,
- coordination,
- decision,
- booking,
- rewards.

SwiftSift discovers venues and experiences for your group anywhere in the world - from your local hometown diner to boutique hotels in New York City, weekend getaways to the Ozarks, London's hottest nightclubs, points of interest in Rome or golfing in Hilton Head.


4:11
5G+ 46
My Chats
Below are your chats and group chats
SwiftSift Demo Solo
7/1/26
Welcome to SwiftSift!

Birthday Dinner 4:09 PM

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Have Becca try now

Joe Zappulla 6/10/26

Business hotels in white plains ny



william record 6/6/26

Awesome! 💪



St. Pete Mafia 5/31/26

Leggggooo!

Feedback

Chats

MN

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WHAT THEY'RE SAYING

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EARLY BETA TRACTION

Real-time AI preference matching, mobile-first group behavior, live venue data, integrated booking systems, and social coordination patterns have finally converged at the same moment.

Group decision-making remains one of the last unsolved problems in consumer communications.

SwiftSift is focused on solving it.

- Live beta on iOS and Android
- Active across three major university ecosystems
- Early adoption among student organizations, clubs, fraternities and sororities

IP AND STRATEGIC PARTNERSHIPS

SwiftSift has filed patent-pending applications with the USPTO covering elements of its collaborative group coordination and decision-making workflow.

The company is also **a partner in UNC Charlotte's Innovation** and Commercialization program and is in the process of planning to collaborate with university to develop advanced agentic AI capabilities designed specifically for group coordination and recommendation systems within a group chat.

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Sponsored ads - venues pay to be featured inside SwiftSift's discovery and voting flow while groups are actively deciding where to go.

THE OPPORTUNITY

People already spend billions every year on restaurants, travel, entertainment, nightlife, and experiences.

The challenge isn't creating demand—it's helping groups decide.

Every plan begins with a group decision, yet the tools people use every day were built for communication, not coordination. As a result, countless plans stall inside group chats before they ever happen.

SwiftSift aims to solve this problem by helping groups discover, evaluate, vote, and take action—all in one place.

SwiftSift

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SwiftSift's AI-powered decision engine makes group planning **quick and fun.**


10:17
5G+ 69
Group Chat
Group Name
Be done around 730
7d
Bob Viani
Best Italian food in Stamford ct
4d
Okay sounds good I'll check now
13m
Best Italian food
13m
Here's what I found 😊



Invest

Netcapital


Prices Vary
1
Plan smarter today
We

Why Now?

For the first time, AI, real-time coordination, mobile behavior, live venue data, integrated booking systems, and rewards platforms have converged to make group decision-making scalable.


The spending already exists.
The demand already exists.
The problem is coordination.

We believe SwiftSift was built to solve it.

PUBLIC MARKETS EXPERIENCE

SwiftSift's leadership team brings significant experience in capital markets, financing transactions, public-company advisory services, mergers and acquisitions, and corporate growth initiatives.

CEO Michael Novielli co-founded Dutchess Capital and has participated in more than 1,000 public market institutional investment transactions representing over $1 billion in aggregate value. Other members of the management and advisory team also have extensive experience working with both

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We believe the next opportunity is helping people make decisions together.

That's the future SwiftSift is building.

Join us and let's build the decision layer of group chat planning together.

HEAR FROM OUR FOUNDERS



USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Development	$265,000	22.1%
Intermediary fees	$58,800	4.9%

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TERMS

This is an offering of a SAFE, under registration exemption 4(a)(6), in SwiftSift, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of February 12, 2027 at 12:59am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

Discount Rate: 80% (20% discount)

Post-Money Valuation Cap: $7,200,000

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If SwiftSift has presented in any webinars during the offering period, you may access them here

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